Exhibit 99.Code Eth

                             COMBINED CODE OF ETHICS
                            Adopted Under Rule 17j-1
                        Covering the Following Companies:

                           SAL TRUST PREFERRED FUND I
                                       AND
                       STERNE AGEE ASSET MANAGEMENT, INC.

                             Effective June 16, 2002

      SAL Trust Preferred Fund I (the "Trust") and Sterne Agee Asset Management, Inc. (the "Manager," and collectively, the "Companies") are confident that their officers, trustees and employees act with integrity and good faith. The Companies recognize, however, that personal interests may conflict with a Companies interests where officers, trustees or employees:

      o     Know about present or future portfolio transactions or

      o     Have the power to influence portfolio transactions; and

      o     Engage in personal transactions in securities.

      In an effort to prevent these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (1940 Act), the Companies have adopted this Code of Ethics (the Code) to specify and prohibit certain types of transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. Each officer, trustee, director and employee of the Companies should carefully read and review this Code.

I.    ABOUT SAL TRUST PREFERRED FUND I

      SAL Trust Preferred Fund I is a registered closed-end management investment company. Sterne Agee Asset Management, Inc. is the investment manager for the Trust. The Trust's objective is to provide a high level of current income by investing all of its assets in Preferred Securities issued by Bank Trusts established by specific bank holding companies. The Trust intends to hold these Preferred Securities for the life of the Trust. Because of this investment objective and policies, the personal securities activities of the trustees, officers or employees of the Companies are less likely to create a conflict of interest than they may in investment companies that are actively managed. Consequently, the Companies have considered, but not adopted, many of the recommendations of the Investment Company Institute's Advisory Group on Personal Trading.

II.   STATEMENT OF GENERAL PRINCIPLES

      In recognition of the trust and confidence placed in the Companies by shareholders of the Trust, and because the Companies believe that their operations should benefit shareholders, the Companies have adopted the following general principles to guide their officers, trustees and employees.

      A. Shareholders' interests are paramount. You must place shareholder interests before your own.

      B. You must accomplish all personal securities transactions in a manner that avoids even the appearance of a conflict of your personal interests with those of a Trust and its shareholders.

      C. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Trust and/or Manager, or that bring into question your independence or judgment.

III.  REQUIRED COURSE OF CONDUCT

      A.    Prohibition Against Fraud, Deceit and Manipulation.

            You cannot, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Trust:

            1.    employ any device, scheme or artifice to defraud the Trust;

            2. make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Trust; or

            4.    engage in any manipulative practice with respect to the Trust.

      B.    Investment Limitations.

            You may not invest in securities, other than short-term money market securities, held by the Fund.

IV.   REPORTING OBLIGATIONS

      A.    Initial and Annual Holdings Reports.

            1. You (except the Trust's Independent Trustees) must provide to the Compliance Officer a complete listing of all such Securities you beneficially own and all accounts in which any securities are held for your


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

                  direct or indirect benefit. The listing need not include transactions effected for, or Securities in, accounts over which you have no direct or indirect influence or control.

                  The initial listing must be submitted to the Compliance Officer within ten (10) days of the date upon which you first become an Access Person of either the Trust or the Manager. Each update thereafter must be provided no later than 30 days after the start of the subsequent year, and current as of a date no more than 30 days before the report is submitted. An Initial Holdings Report Form and an Annual Holdings Report Form are attached as Appendix I and Appendix II, respectively.

            2. The report may contain a statement that the report shall not be construed as an admission by you that you have any direct or indirect beneficial ownership in the Security to which the report relates.

      B.    Quarterly Reporting.

            1. You (except the Trust's Independent Trustees) shall report all transactions in Securities in which you have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. You must also report any securities accounts established during the quarter. The Compliance Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and accounts established to an officer designated by the President of the Manager to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Compliance Officer. The reports need not include transactions effected for, or Securities in, accounts over which the person has no direct or indirect influence or control. The report may contain a statement that the report shall not be construed as an admission by you that you have any direct or indirect beneficial ownership in the Security to which the report relates.

            2. Every report shall be submitted to the Compliance Officer no later than 10 days after the end of each calendar quarter, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

                  a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

                  b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  c. The price of the Security at which the transaction was effected;

                  d. The name of the broker, dealer or bank with or through which the transaction was effected;

                  e.    The date you submit the report; and

                  f. With respect to any account you established during the quarter in which any securities are held for your direct or indirect benefit, the broker, dealer or bank with whom you established the account and the date the account was established.

            3. In the event you have no reportable items during the quarter, the report should be so noted and returned signed and dated.

            4. You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Companies, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Compliance Officer no later than 10 days after the end of the calendar quarter. Please see the Compliance Officer for more information about this reporting mechanism.

      C.    Annual Written Reports To The Board.

            At least annually, the Compliance Officer, on behalf of the Companies, will provide a written report to the Board of Trustees as follows:

            1. Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under this Code of Ethics or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Compliance Officer may report to the board more frequently as he or she deems necessary or appropriate, and shall do so as requested by the Board.

            2. Certification. Each report must be accompanied by a certification to the Board that the Companies have adopted procedures reasonably necessary to prevent their Access Persons from violating this Code of Ethics.

V.    REVIEW AND ENFORCEMENT OF THE CODE

      A. The Compliance Officer will be appointed by the Manager's President to perform the duties described herein.

      B. The Compliance Officer shall notify each person who becomes an Access Person of either the Trust or the Manager of their reporting requirements no later than ten (10) days before the first quarter in which such person is required to begin reporting. The Compliance Officer shall create, and, thereafter, maintain a list of all Access Persons of the Companies.

      C. The Compliance Officer will, on a quarterly basis, review all reported personal Securities transactions to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Compliance Officer shall give such person an opportunity to supply explanatory material.

      D. If the Compliance Officer determines that a violation has occurred, or believes that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with any relevant transaction reports and any explanatory material provided by the individual, to the President and legal counsel for the Companies, who shall make an independent determination as to whether a violation has occurred. Outside counsel may be consulted for assistance in making this determination.

      E. If the President finds that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trust.

      F. No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed herein for the President.

VI.   RECORDKEEPING

      The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

      A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

      B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

      C. A copy of each report submitted under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      D. A record of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

      E.    A copy of each annual written report to the Board, required by
            Section IV.C. of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

VII. MISCELLANEOUS

      A. Confidentiality. All reports and other information submitted to the Companies pursuant to this Code shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

      B. Interpretation of Provisions. The Board of Trustees may from time-to-time adopt such interpretations of this Code as it deems appropriate.

      C. Compliance Certification. Within ten (10) days of becoming an Access Person of either the Trust or the Manager, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix IV.

Adopted July 27, 1999; amended June 27, 2000; amended June 14, 2002.

                                   APPENDIX I
                             INITIAL HOLDINGS REPORT
                         FOR SAL TRUST PREFERRED FUND I
                     AND STERNE AGEE ASSET MANAGEMENT, INC.

Name of Reporting Person: ____________________________

Date Person Became Subject to the Code's Reporting Requirements:________________

Information in Report Dated as of: _________ [Note: Date person became subject and as of date should be the same.]
Date Report Due: ___________________________

Date Report Submitted: _______________

Securities Holdings

------------------------------------------------------------------------------------------------------

     Name of Issuer and           No. of Shares      Principal Amount, Maturity Date and Interest Rate
      Title of Security          (if applicable)     (if applicable)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. |_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

--------------------------------------------------------------------------------

    Name of Broker, Dealer or Bank              Name(s) on and Type of Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. |_|

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


----------------------------------           -----------------------------
Signature                                      Date

                                   APPENDIX II
                             ANNUAL HOLDINGS REPORT
                         FOR SAL TRUST PREFERRED FUND I
                     AND STERNE AGEE ASSET MANAGEMENT, INC.

Name of Reporting Person: _________________________

Information in Report Dated as of: ________________ [Note: Information should be dated no more than 30 days
Date Report Due: __________________________________ before report is submitted.]

Date Report Submitted: ____________________________

Calendar Year Ended: December 31, ____

Securities Holdings

-----------------------------------------------------------------------------------------------------------

     Name of Issuer and          No. of Shares      Principal Amount, Maturity Date and Interest Rate (if
      Title of Security         (if applicable)                          applicable)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here.
|_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

--------------------------------------------------------------------------------------------------
                                           Date Account Was
     Name of Broker, Dealer or Bank          Established        Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here.|_|

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


----------------------------------           -----------------------------
Signature                                      Date

                                  APPENDIX III
                                QUARTERLY REPORT
                         FOR SAL TRUST PREFERRED FUND I
                     AND STERNE AGEE ASSET MANAGEMENT, INC.

Name of Reporting Person: ___________________________
Calendar Quarter Ended:   ___________________________
Date Report Due:          ____________________10, ___
Date Report Submitted:    ___________________________

Securities Transactions

------------------------------------------------------------------------------------------------------------------

                  Name of                       Principal Amount,                                  Name of Broker,
                 Issuer and                     Maturity Date and                                   Dealer or Bank
    Date of       Title of    No. of Shares       Interest Rate         Type of                       Effecting
  Transaction     Security   (if applicable)     (if applicable)      Transaction      Price         Transaction
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

If you have no securities transactions to report for the quarter, please check here. |_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts. If you established a securities account during the quarter, please provide the following information:

-----------------------------------------------------------------------------------------------------------

    Name of Broker, Dealer or Bank       Date Account was Established      Name(s) on and Type of Account
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. |_|

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.


----------------------------------           -----------------------------
Signature                                      Date

                                   APPENDIX IV
                            COMPLIANCE CERTIFICATION
                         FOR SAL TRUST PREFERRED FUND I
                     AND STERNE AGEE ASSET MANAGEMENT, INC.

                              Initial Certification

I certify that I: (i)   have received, read and reviewed the Fund's Code of
                        Ethics;

                  (ii)  understand the policies and procedures in the Code;

                  (iii) recognize that I am subject to such policies and
                        procedures;

                  (iv)  understand the penalties for non-compliance;

                  (v)   will fully comply with the Fund's Code of Ethics; and

                  (vi)  have fully and accurately completed this Certificate.


Signature: ________________________________________

Name: _____________________________________________ (Please print)

Date Submitted: ___________________________________

Date Due: _________________________________________

                              Annual Certification

I certify that I: (i)   have received, read and reviewed the Fund's Code of
                        Ethics;

                  (ii)  understand the policies and procedures in the Code;

                  (iii) recognize that I am subject to such policies and
                        procedures;

                  (iv)  understand the penalties for non-compliance;

                  (v) have complied with the Fund's Code of Ethics and any applicable

                  (vi) have fully disclosed any exceptions to my compliance with the Code below;

                  (vii) will fully comply with the Fund's Code of Ethics; and

                  (vi)  have fully and accurately completed this Certificate.

EXCEPTION(S):

________________________________________________________________________________

________________________________________________________________________________


Signature: ________________________________

Name: _____________________________________ (Please print)

Date Submitted: ___________________________

Date Due: _________________________________

                                   Appendix V
                                   Definitions

Access Person means any officer, director or trustee of the Companies.

Beneficial ownership means the same as under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Independent trustee means a trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of June 14, 2002, the Trust's independent trustees are:

                                 Robert M. Couch
                                 James A. Taylor

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

Interested trustee means a trustee of the Trust who is an interested person of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of June 14, 2002, the Trusts' interested trustees are:

                             James S. Holbrook, Jr.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as that set forth in Section 2(a)(36) of the 1940 Act, except that it does not include securities issued by the U.S. government or its agencies; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and registered, open-end mutual funds.